UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2007

Tweeter Home Entertainment Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24091	04-3417513
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Pequot Way, Canton, Massachusetts		02021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(781) 830-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously reported to the Commission, on June 11, 2007, Tweeter Home Entertainment Group, Inc. (the "Company") and each of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Code"). The filings were made in the United States Bankruptcy Court for the District of Delaware (the “Court”) in Wilmington, Delaware. On July 13, 2007, the Court entered an order approving the sale of substantially all of the assets of the Company and its subsidiaries to Tweeter Newco LLC and/or its assignees.

On October 30, 2007, the Company and its subsidiaries filed a monthly operating report (see Exhibit 99.1 below) for the period from June 11, 2007 through June 30, 2007 with the Court as required by the Code.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1        Monthly Operating Report for the period from June 11, 2007 through June 30, 2007 for the Company and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEETER HOME ENTERTAINMENT GROUP, INC.

Date: November 14, 2007	By:	/s/ Gregory W. Hunt
Name: Gregory W. Hunt Title: Chief Restructuring Officer

Exhibit Index

Exhibit No.	Description
99.1	Monthly Operating Report for June 11, 2007 through June 30, 2007 for the Company and its subsidiaries.